Exhibit 2.1

AMENDMENT NO. 4 TO THE BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 4 TO THE BUSINESS COMBINATION AGREEMENT, dated as of December 23, 2024 (this “Amendment”), is entered into by and among (i) Slam Corp., a Cayman Islands exempted company (“SLAM”), (ii) Lynk Global Holdings, Inc., a Delaware corporation (“Topco”), (iii) Lynk Merger Sub 1, LLC, a Delaware limited liability company (“Merger Sub 1”), (iv) Lynk Merger Sub 2, LLC, a Delaware limited liability company (“Merger Sub 2,” and together with Merger Sub 1, the “Merger Subs”), (v) Slam Sponsor, LLC, a Cayman Islands limited liability company (the “Sponsor”), and (vi) Lynk Global, Inc., a Delaware corporation (the “Company,” and together with Topco and the Merger Subs, the “Company Parties”). SLAM, Topco, Merger Sub 1, Merger Sub 2, the Sponsor and the Company shall be referred to herein from time to time collectively as the “Parties”.

WHEREAS, the Parties previously entered into that certain Business Combination Agreement, dated as of February 4, 2024 (as amended to date, the “BCA”).

WHEREAS, the BCA was amended (i) effective June 10, 2024 pursuant to Amendment No. 1 to the Business Combination Agreement, (ii) effective August 21, 2024 pursuant to Amendment No. 2 to the Business Combination Agreement, and (iii) effective September 28, 2024 pursuant to Amendment No. 3 to the Business Combination Agreement and the Parties desire to further amend the BCA pursuant to Section 10.3 of the BCA as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the BCA.

2.	Amendment to Section 9.1(d) of the BCA. The reference to “December 25, 2024” in Section 9.1(d) of the BCA is hereby amended and replaced with “June 30, 2025”.

3.	Amendment to Section 10.6 of the BCA. Section 10.6 of the BCA is hereby amended and restated in its entirety as follows:

“10.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and SLAM shall pay, or cause to be paid, all Unpaid SLAM Expenses and (b) if the Closing occurs, then Topco shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SLAM Expenses. Notwithstanding the foregoing, the Company shall pay to SLAM the aggregate sum of $1,400,000 in four (4) ratable monthly amounts commencing December 26, 2024, which payments are to be applied by SLAM exclusively toward its go-forward monthly maintenance expenses as specified in a signed disbursement certificate.

4.	Amendment to Annex 6.8 of the BCA. Paragraph 3 of Annex 6.8 of the BCA is hereby deleted in its entirely and replaced with “3. [Intentionally Omitted].”

5.	Miscellaneous.

(a) This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile or electronic mail transmission of counterpart signatures to this Amendment shall be acceptable and binding.

(b) Except to the extent specifically amended, modified or supplemented by this Amendment, the BCA remains unchanged and in full force and effect and this Amendment will be governed by and subject to the terms of the BCA, as amended by this Amendment. From and after the date of this Amendment, each reference in the BCA to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the BCA in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the BCA, as amended by this Amendment, whether or not this Amendment is expressly referenced. Sections 10.2 (Entire Agreement; Assignment), 10.3 (Amendment), 10.4 (Notices), 10.5 (Governing Law), 10.7 (Construction; Interpretation), 10.9 (Parties in Interest), 10.10 (Severability), 10.14 (Extension; Waiver), 10.15 (Waiver of Jury Trial), 10.16 (Submission to Jurisdiction), and 10.17 (Remedies) of the BCA are incorporated in this Amendment by reference and shall apply to this Amendment mutatis mutandis.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment on its behalf as of the date first written above.

SLAM:

SLAM CORP.

By:	/s/ Ryan Bright
	Name:	Ryan Bright
	Title:	Chief Financial Officer

SPONSOR:

SLAM SPONSOR, LLC

By:	/s/ Chetan Bansal
	Name:	Chetan Bansal
	Title:	Chief Development Officer

[Signature Page to Amendment No. 4 to the Business Combination Agreement]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment on its behalf as of the date first written above.

TOPCO:

LYNK GLOBAL HOLDINGS, INC.

By:	/s/ Steven Fay
	Name:	Steven Fay
	Title:	CFO

COMPANY:

LYNK GLOBAL, INC.

By:	/s/ Steven Fay
	Name:	Steven Fay
	Title:	CFO

MERGER SUB 1:

LYNK MERGER SUB 1, LLC

By:	/s/ Steven Fay
	Name:	Steven Fay
	Title:	CFO, Lynk Global
Holdings, Inc.

MERGER SUB 2:

LYNK MERGER SUB 2, LLC

By:	/s/ Steven Fay
	Name:	Steven Fay
	Title:	CFO, Lynk Global
Holdings, Inc.

[Signature Page to Amendment No. 4 to the Business Combination Agreement]

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